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                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY



                              EMPLOYMENT AGREEMENT

          This Agreement is made as of this 1st day of January, 2000 by and between IntraLinks, Inc., a Delaware corporation (the "Company") and Mark Adams (the "Executive"), an individual residing at 118 East 93rd Street, New York, New York 10128.

     1.   Term. Executive shall be employed by the Company for a period
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commencing on January 1, 2000 and, except as provided herein, ending three (3)
years from such date (the "Initial Term"). The Initial Term and each successive term thereafter shall automatically renew for successive one (1) year periods unless either party provides one hundred and twenty (120) days prior written notice of its intention not to renew (the Initial Term and any subsequent renewal term, the "Term").

     2.   Position; Duties. Executive shall serve as the Chief Executive Officer
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of the Company reporting to the Board of Directors of the Company and shall perform such duties as requested by the Board of Directors of the Company and as are normally assigned to a person of the Executive's title and position at a corporation of the size and nature of the Company. During the Term hereof, (i) Executive shall devote substantially all of his business time and attention to the business and affairs of the Company and use his best efforts to promote the business, affairs and reputation of the Company and (ii) prior to date on which the Company becomes a "reporting company" pursuant to the Securities Exchange Act of 1934, as amended, the Company shall include Executive as a designee for the board of directors of the Company and shall use its best efforts to cause the shareholders of the Company to elect Executive a director of the Company.

     3.   Compensation.
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               i.   Base Salary. For services rendered to the Company hereunder,
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the Company shall pay Executive a salary equal to $275,000 per year (the "Base
Salary"). Annually, commencing one (1) year from the date of this Agreement, Executive will be entitled to a salary review by the Board of Directors, or a committee designated by the Board of Directors, for purposes of determining any increase to the Base Salary.

               ii.  Bonus.  Executive shall also be eligible for an annual bonus
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in an amount up to 50% of the Base Salary, which annual bonus shall be awarded based on criteria as determined at the discretion of the Board of Directors of the Company at the beginning of each calendar year during the Term of this Agreement.

     4.   Stock Options.  Executive may be granted, from time to time, incentive
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stock options of the Company based on the achievement of certain performance criteria
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to be determined at the discretion of the Board of Directors of the Company at the beginning of each calendar year during the Term of this Agreement.

     5.   Benefits. Executive shall be eligible to participate in all benefit
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plans, on the same terms and conditions, as those benefit plans available to other Senior Executives of the Company including, without limitation, retirement and savings plans, medical/dental and hospitalization plans and life insurance. Executive shall also be entitled to four (4) weeks per annum vacation with full pay.

     6.   Expense Reimbursement. The Company shall reimburse Executive for all
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reasonable out-of-pocket expenses incurred in the performance of his services hereunder in accordance with the Company's applicable expense reimbursement and related policies and procedures as in effect from time to time and subject to submission by Executive of appropriate documentation reflecting the incurrence of such expenses. The Company shall also reimburse Executive for reasonable legal fees incurred in connection with the negotiation and review of this Agreement.

     7.   Termination of Employment.
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          a.   Termination for Cause. Executive's employment under this
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Agreement may be terminated For Cause at any time, effective upon written notice after formal action by the Board of Directors at a special meeting duly called for the purpose of considering the termination of Executive. "For Cause" shall be deemed to mean one or more of the following: (i) Executive's embezzlement or misappropriation of funds, (ii) Executive's conviction of a felony involving moral turpitude, (iii) Executive's commission of material acts of dishonesty, fraud, or deceit, (iv) Executive's habitual or willful neglect of duties (after notice and 30 days' opportunity to cure) or breach of the terms and provisions of this Agreement, the Agreements to be executed in connection herewith attached as Exhibit 7(a) hereto, or the policies of the Company known to Executive, or
(v) Executive's engagement in conduct that constitutes willful gross misconduct in the carrying out of his duties under this Agreement, resulting, in material economic harm to the Company, unless Executive believed in good faith that such conduct was in, or not opposed to, the best interest of the Company. In the event that Executive is terminated For Cause, Executive shall (i) be paid all Base Salary earned, accrued or owing to him under this Agreement through the date of termination, but not yet paid, (ii) forfeit all rights to all unvested stock options granted to Executive, and (iii) no longer be entitled to receive any other compensation or benefits thereafter.

          b.   Termination without Cause; Non-Renewal by the Company.
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               i.  The Company may, at any time, terminate this Agreement at any time without Cause on written notice to Executive. For purposes hereof, the termination of this Agreement by Executive at his initiative following the date on which

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he learns of the occurrence of any of the following events shall constitute termination without Cause:

               A) a reduction in Executive's then current Base Salary or in his target bonus opportunity as a percentage of Base Salary, which reduction is not the result of across-the-board Company action reducing current Base Salary or targeted bonuses for all Senior Executives of the Company;

               B) the termination of, or a material reduction in, any material employee benefit or perquisite enjoyed by Executive (other than as part of an across-the-board reduction applying to all senior executives of the Company);

               C) the removal of Executive as Chief Executive Officer of the Company;

               D) a material diminution in Executive's duties or the assignment to Executive of duties that materially impair his ability to perform the duties normally assigned to a person of his title and position at a corporation of the size and nature of the Company;

               E) the relocation of the Company's principal office, or of Executive's own office as assigned to Executive by the Company, to a location more than fifty (50) miles from New York, New York; and

               F) the failure of the Company to obtain by operation of law or otherwise the assumption of its obligations to perform this Agreement from any successor to all or substantially all of the assets of the Company within forty-five (45) days after a merger, consolidation, sale or similar transaction.

          ii. If Executive's employment is terminated without Cause, for any reason other than termination following Change of Control as defined in Section 7(d) hereof or the Company gives notice of non-renewal,

               A) the Company shall pay to Executive as liquidated damages an amount equal to two (2) years Base Salary; and, at the time of payment of bonuses to other officers of the Company, a pro-rata portion of any annual bonus earned by Executive (and not yet paid) provided that any targets or other requirements set by the Board of Directors in connection with the grant of such bonus have been met;

               B) the Company shall pay to Executive any other amount (including any portion of Base Salary) earned, accrued or owing to Executive through the date of such termination but not yet paid; and

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                    C) if permitted by Company plans, the Company shall continue any benefits to which Executive was entitled immediately prior to such termination for a period equal to the lesser of twelve (12) months or the date Executive receives other coverages and benefits from a subsequent employer; provided, however, that notwithstanding the foregoing, in the event the
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Company's medical plan does not permit any such contribution, the Company shall bear the cost of COBRA coverage for the lesser of two (2) years or the period of COBRA coverage permitted by law; and

                    D) vested stock options shall remain exercisable for the remainder of their terms and upon termination without cause (other than termination following a Change of Control as defined in Section 7(d) hereof) stock options granted but not yet vested shall immediately vest and remain exercisable for the remainder of their terms.

          Amounts payable hereunder shall be paid in a maximum of twelve (12) equal monthly installments or, at the option of the Company, in a lump sum.

          c.   Termination Upon Death or Disability. This Agreement shall
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terminate automatically upon Executive's death. In the event of termination of
Executive's employment as a result of death, the Company shall (i) continue to pay to Executive's estate, on a monthly basis, his Base Salary for a period of one (1) year from the date of death; (ii) pay to Executive's estate, at the time of payment of bonuses to other officers of the Company, a pro-rata amount of any bonus earned by Executive (and not yet paid) provided that any targets or other requirements set by the Board of Directors of the Company in connection with the grant of such bonus have been met; (iii) any other amounts earned, accrued or owing to Executive under this Agreement through the date of death but not yet paid. Furthermore, all stock options vested at the time of death shall remain exercisable for the remainder of the terms relating to such stock options and, in the event Executive dies while performing his duties hereunder, stock options granted but not yet vested shall immediately vest and remain exercisable for the remainder of their terms.

          This Agreement shall terminate at the option of the Company or the Executive if Executive shall suffer "disability." For purpose hereof, "disability" shall be defined to mean Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of one hundred eighty (180) days from the date of such disability as determined by an approved medical doctor selected by the mutual agreement of the parties hereto. In the event that the parties hereto cannot agree on an approved medical doctor, each party shall select a medical doctor and the two doctors shall select a third medical doctor who shall serve as the approved medical doctor hereunder. The party terminating this Agreement shall notify the other party in writing of its decision to so terminate due to Executive's disability. In the event of termination of Executive's employment as a result of

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"disability," the Company shall (i) pay to Executive on a monthly basis, for a period of two (2) years from the date of disability, an amount equal to his monthly Base Salary minus any monthly payment received by Executive from any Company purchased disability policy; (ii) at the time of the payment of bonuses to other officers of the Company, pay to Executive his pro-rata portion of any bonus earned by Executive (and not yet paid) provided that any targets or requirements set by the Board of Directors in connection with the grant of such bonus have been met; and (iii) continue Executive's participation in Company benefit plans in which he participated immediately prior to such termination for a period equal to the lesser of (A) twenty-four (24) months or (B) the remainder of the term of this Agreement. Furthermore, (i) upon any such termination by reason of "disability," all vested stock options shall remain exercisable for the remainder of their respective terms and (ii) in the event such disability occurs while performing his duties hereunder, stock options granted but not yet vested shall immediately vest and remain exercisable for the remainder of their terms.

          d. Change of Control. If, within twelve (12) months after a Change of
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Control of the Company (as hereinafter defined) (i) Executive is no longer Chief
Executive of the Company, or the surviving entity of such transaction (without regard to any parent/subsidiary relationship), (for any reason other than expiration of this Agreement), (ii) Executive's duties or responsibilities are substantially and materially diminished, (iii) Executive's current position in the chain of command of the Company or surviving entity of such transactions (without regard to any parent/subsidiary relationship) is materially diminished, or (iv) Executive's benefits, access to benefits, or compensation are materially diminished, Executive may be conclusively deemed, in the sole discretion of Executive, to have been terminated without cause and shall therefore be entitled to the benefits set forth in Sections 7(b)(ii)(B), 7(b)(ii)(C) and 7(b)(ii)(D) hereof. Executive shall give the Board of Directors of the Company or any surviving entity, written notice of his termination without cause hereunder and exercise of his rights under Section 7(b)(ii) as provided hereunder.

          For purposes of this Agreement, "Change of Control" shall be deemed to occur if any of the following have occurred:

               i. any "person," as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is currently used in Rule 13d-3 promulgated under that Act of fifty percent (50%) or more of the Voting Stock of the Company. For purposes of this Agreement, Voting Stock shall mean the issued and outstanding capital stock or other securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

               ii. a majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors, which term means the members of the

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Board on the date hereof; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

               iii. the Board of Directors of the Company adopts any plan of liquidation providing for the distribution of all or substantially all of the Company's assets;

               iv. all or substantially all of the assets or business of the Company are disposed of in any one or more transactions pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

               v. the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, fifty percent (50%) or less of the Voting Stock of the combined company, (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company).

     8.   Non-Competition, etc.
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          a.   Executive covenants and agrees that during the Term plus two (2)
years after termination or expiration hereof, he will not, either directly or indirectly (as agent, employee, advisor (whether or not paid), director, officer, stockholder, partner or individual proprietor, or as an investor who has made an advance, loan or contribution to capital), compete in the geographic area of North America with the Company or with any subsidiary affiliated company or division of the Company in the Company's business, of providing services that allow companies to manage, through the internet, business processes generally characterized by multiple collaborating parties, volumes of information, repeated cycles of revision or review of documents or information and a need for high levels of security, or any other commercially viable product developed during Executive's employment with the Company.

          b. Executive covenants and agrees that during the Term plus two (2) years after any termination under this Agreement, he will not contact or solicit business that competes with the Company's business from persons who, during the Term, were customers of the Company or its subsidiaries, affiliated companies or divisions, or induce such persons to do business with any person other than the Company or its affiliated

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subsidiaries, companies or divisions. Executive also agrees that during the Term plus two (2) years after any termination under this Agreement, he will not solicit or encourage any person who, on the date of the end of the Term or the date of termination under this Agreement, was an employee of the Company (or its subsidiaries, affiliated companies or divisions) to:

               i. terminate his employment with the Company (or any of its subsidiaries, affiliated companies or divisions); or

               ii. become affiliated with any company or business which is in a similar business to that of the Company (or any of its subsidiaries, affiliated companies or divisions) or in which Executive, either directly or indirectly (as an agent, employee, director, officer, stockholder, partner or individual proprietor, or as an investor who has made advances on loans or contributions to capital), has an interest.

     9.   Indemnification.  The Company will indemnify Executive to the fullest
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extent permitted (including payment of legal expenses as incurred) by law or the
Company's by-laws. Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers.

     10.  Compliance with Laws.  Executive hereby covenants and agrees to comply
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with all federal and state laws and regulations relating to or arising out of his employment hereunder, including, without limitation, any and all federal and state securities laws.

     11.  Confidentiality and Other Agreements.  As a condition to the Company's
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performance of its obligations hereunder, Executive shall enter into and execute contemporaneously with the execution hereof, those agreements attached hereto as
Exhibit 7(a).

     12.  No Mitigation and No Offset. In the event Executive's employment is
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terminated hereunder, Executive shall have no duty to mitigate the Company's financial obligations to him hereunder and there shall be no offsets of any amounts due to him by the Company for amounts received from any future employer.

     13.  Remedies for Breach. Executive acknowledges that his violation of the
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provisions of Section 8 of this Agreement or the provisions of any of the related agreements set out in Schedule 7.1(a) hereof will cause irreparable injury to the Company and that Executive agrees that, in any case, the Company shall be entitled in addition to any other rights and remedies the Company may have at law or in equity, to an injunction enjoining and restraining Executive from doing or continuing to do any act which violates any provision of this Agreement.

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     14.  Miscellaneous.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York without regard to any conflict of laws provisions thereof.

          a. Any notices required shall be in writing and shall be deemed to be duly made or given when mailed by registered or certified mail, return receipt requested to:

               Mr. Mark Adams
               118 East 93rd Street
               New York, New York  10128

               IntraLinks, Inc.
               1372 Broadway, Suite 12A
               New York, New York  10018
               Attn:  Mr. Mark Adams

          b. This Agreement shall not be amended except by a writing signed by both parties hereof. This Agreement may be executed in counterpart signature pages, which when taken together with signature of all parties, shall constitute a complete original.

          c. In the event of a Change of Control, the Company will require the successor to the Company as Executive's employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform. This Agreement shall inure to the benefit of Executive's personal or legal representatives, executors, administrators, heirs, and successors. This Agreement shall not be assignable by Executive. The Company may, at its sole option, transfer the Company's business to a subsidiary or similar entity and assign this Agreement in its entirety to such entity, which shall thereafter have the rights and obligations of the Company hereunder. Subject to the provisions of Section 7(d) hereof, such an assignment shall not constitute a termination of Executive's employment or trigger any other rights or remedies of Executive. Each of the parties hereto agrees to execute all documents and instruments and to take or cause to be taken all actions which are necessary or appropriate to facilitate such an assignment by the Company.

          d. Each party shall pay its own expenses in connection with the negotiation, preparation and execution of this Agreement.

          e. Each party hereto represents and warrants that they are not party to any other agreement which would conflict with or interfere with the terms and conditions of this Agreement.

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          f.   No waiver of any breach of any terms hereof shall be effective unless made in writing signed by the party against whom enforcement of the waiver is sought, and such waiver shall not be construed as a waiver of any subsequent breach of that term or of any other term of the same or different nature.

          g. This Agreement and the related agreements set forth in Exhibit 7(a) hereto contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written understandings and agreements relating hereto, including, but not limited to, that certain Employment Agreement by and between Executive and the Company dated as of the 7th day of July, 1997, as amended on December 15, 1997.

          h. The parties agree to submit all controversies, claims and matters of difference in any way related to this Agreement or the performance or breach of the whole or any part hereof, to arbitration in New York, New York, according to the rules and practices of the American Arbitration Association. Any such dispute shall be decided by three (3) arbitrators. Arbitration of any such controversy, claim or matter of difference shall be a condition precedent to any legal action thereon. Awards shall be final and binding on all parties to the extent and in the manner provided by the laws of the State of New York.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

                                                 -------------------------------
                                                 Mark Adams


                                                 INTRALINKS, INC.


                                                 By: ___________________________
                                                       Name:
                                                       Title:

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